Exhibit 99.1

Inseego Reports Fourth Quarter and Full Year 2021 Financial Results
5G revenue annual growth of 132% year-over-year
Continued strong 5G enterprise pipeline growth across multiple regions
Ashish Sharma appointed CEO; Dan Mondor to become Executive Chairman
SAN DIEGO—March 1, 2022—Inseego Corp. (Nasdaq: INSG) (the “Company”), a leader in 5G and intelligent IoT device-to-cloud solutions, today reported its results for the fourth quarter and full year ended December 31, 2021. The Company reported fourth quarter net revenue of $72.9 million, GAAP operating loss of $9.8 million, GAAP net loss of $11.4 million, GAAP net loss of $0.11 per share, adjusted EBITDA of negative $1.2 million, and non-GAAP net loss of $0.08 per share. Cash and cash equivalents at year end, including restricted cash, was $49.8 million. On a full year basis, 2021 net revenue was $262.4 million.
“2021 proved to be a transformative year for Inseego. We sharpened our focus on becoming the leader in 5G edge connectivity solutions for the enterprise, and our business grew sequentially in each quarter driven by 5G and cloud solutions,” said Inseego Chairman and CEO Dan Mondor. “With the momentum we are seeing in the 5G enterprise pipeline, supported by the strength of our supply chain and significant operating leverage in our model, I am confident that 2022 will be the breakout year for Inseego.”
Corporate Highlights
–2021 full year net revenue of $262.4 million, Q4 2021 net revenue of $72.9 million
–Year-end cash, cash equivalents and restricted cash balance of $49.8 million in the quarter with zero bank debt
Business Highlights
–5G revenue up 132% year-over-year on an annual basis
–5G and cloud solutions represents 58% of total revenue in the quarter
–5G Inseego Wavemaker™ FWA solutions launched with T-Mobile for Business, Telstra in Australia and Vodafone Qatar in the fourth quarter
–Market expansion in the Middle East with new Inseego 5G MiFi® M2000 launch with Zain KSA in Saudi Arabia in the first quarter
–Multiple 5G FWA solutions now certified with all tier-one carriers in the United States, including standalone (SA) 5G with T-Mobile
–Continued 5G device-to-cloud enterprise pipeline growth in Australia, Europe, the Middle East and North America markets

“We had a strong finish to 2021 that saw Inseego grow our 5G business sequentially throughout the year. The strength in the quarter and the year was driven primarily by increasing adoption of our 5G and cloud solutions portfolio, demonstrating the remarkable transformation Inseego has undergone,” said Bob Barbieri, CFO at Inseego. “While gross margin decreased as a result of the divestiture of Ctrack South Africa, a seasonal mix shift in device sales, and higher freight and shipping costs, we see gross margin expansion over the long-term as our next-generation 5G solutions will comprise a greater mix of our revenue. Moreover, as we continue to grow the topline in 2022, we expect operating leverage will drive free cash generation in the back half of the year.”
Inseego also announced today that Ashish Sharma will assume the role of chief executive officer and Dan Mondor is becoming executive chairman effective March 1, 2022.
“I am extremely proud of the Inseego team’s accomplishments over the past several years,” said Mondor. “With our growing portfolio of innovative 5G products and software solutions and expanding customer base, Inseego is well positioned to execute on our 5G growth strategy in Enterprise. Ashish has been the architect of our product and go-to-market strategy, including our industry-leading 5G roadmap and global roll-out. With our business model clearly validated and our leadership in 5G, the board of directors and I agreed that this is the right time for Ashish to assume leadership of the Company and preside over what I see as the single largest opportunity in Inseego’s history.
“As executive chairman, I will focus on a number of strategic initiatives to maximize shareholder value. Ashish and I have worked closely together over the past few years to lead the company, and we will continue to do so in our new roles to help Inseego execute on its strategy,” he continued.
Sharma has served as Inseego’s president since June 2021. He joined Inseego in 2017 as chief marketing officer and executive vice president of IoT & Mobile Solutions and was promoted to president of IoT & Mobile Solutions in 2020.
“It is a privilege to work side-by-side with Dan, our world-class board of directors, and a very talented leadership team,” said Sharma. “I have been humbled by the passion and perseverance of our employees, and their exceptional talent for delivering market-leading innovation together with our customers and partners over the years. Together, we will build upon our successes and lead the company through its next phase, while exceeding the expectations of our customers and delivering value to our shareholders.”

Conference Call Information

Inseego will host a conference call and live webcast for analysts and investors today at 5:00 p.m. ET. A Q&A session with analysts will be held live directly after the prepared remarks. To access the conference call:

•Online, visit https://investor.inseego.com/events-presentations
•Phone-only participants can pre-register by navigating to https://dpregister.com/sreg/10163569/f1325adcc6
•Those without internet access or unable to pre-register may dial-in by calling:
◦In the United States, call 1-844-282-4463
◦International parties can access the call at 1-412-317-5613

An audio replay of the conference call will be available beginning one hour after the call through March 15, 2022. To hear the replay, parties in the United States may call 1-877-344-7529 and enter access code 6800988 followed by the # key. International parties may call 1-412-317-0088. In addition, the Inseego Corp. press release will be accessible from the Company's website before the conference call begins.

About Inseego Corp.

Inseego Corp. (Nasdaq: INSG) is an industry leader in smart device-to-cloud solutions that extend the 5G network edge, enabling broader 5G coverage, multi-gigabit data speeds, low latency and strong security to deliver highly reliable internet access. Our innovative mobile broadband, fixed wireless access (FWA) solutions, and software platform incorporate the most advanced technologies (including 5G, 4G LTE, Wi-Fi 6 and others) into a wide range of products that provide robust connectivity indoors, outdoors and in the harshest industrial environments. Designed and developed in the USA, Inseego products and SaaS solutions build on the company’s patented technologies to provide the highest quality wireless connectivity for service providers, enterprises, and government entities worldwide. www.inseego.com #Putting5GtoWork

©2022. Inseego Corp. All rights reserved. The Inseego name and logo, MiFi and Inseego Wavemaker are registered trademarks and trademarks of Inseego Corp. Other company, product or service names mentioned herein are the trademarks of their respective owners.

Cautionary Note Regarding Forward-Looking Statements

Some of the information presented in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements often address expected future business and financial performance and often contain words such as “may,” “estimate,” “anticipate,” “believe,” “expect,” “intend,” “plan,” “project,” “will” and similar words and phrases indicating future results. The information presented in this news release related to our future business outlook, the future demand for our products, as well as other statements that are not purely statements of historical fact, are forward-looking in nature. These forward-looking statements are made on the basis of management’s current expectations, assumptions, estimates and projections and are subject to significant risks and uncertainties that could cause actual results to differ materially from those anticipated in such forward-looking statements. We therefore cannot guarantee future results, performance or achievements. Actual results could differ materially from our expectations.

Factors that could cause actual results to differ materially from the Company’s expectations include: (1) the future demand for wireless broadband access to data and asset management software and services; (2) the growth of wireless wide-area networking and asset management software and services; (3) customer and end-user acceptance of the Company’s current product and service offerings and market demand for the Company’s anticipated new product and service offerings; (4) increased competition and pricing pressure from participants in the markets in which the Company is engaged; (5) dependence on third-party manufacturers and key component suppliers worldwide; (6) the impact that new or adjusted tariffs may have on the cost of components or our products, and our ability to sell products internationally; (7) the impact of fluctuations of foreign currency exchange rates; (8) the impact of geopolitical instability and supply chain challenges on our ability to source components and manufacture our products; (9) unexpected liabilities or expenses; (10) the Company’s ability to introduce new products and services in a timely manner, including the ability to develop and launch 5G products at the speed and functionality required by our customers; (11) litigation, regulatory and IP developments related to our products or components of our products; (12) dependence on a small number of customers for a significant portion of the Company’s revenues and accounts receivable; (13) the Company’s ability to raise additional financing when the Company requires capital for operations or to satisfy corporate obligations; (14) the Company’s plans and expectations relating to acquisitions, divestitures, strategic relationships, international expansion, software and hardware developments, personnel matters, and cost containment initiatives, including restructuring activities and the timing of their implementations; (15) the global semiconductor shortage and any related price increases or supply chain disruptions, and (16) the potential impact of COVID-19 on the business.

These factors, as well as other factors set forth as risk factors or otherwise described in the reports filed by the Company with the SEC (available at www.sec.gov), could cause actual results to differ materially from those expressed in the Company’s forward-looking statements. The Company assumes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as otherwise required pursuant to applicable law and our on-going reporting obligations under the Securities Exchange Act of 1934, as amended.

Non-GAAP Financial Measures

Inseego Corp. has provided financial information in this news release that has not been prepared in accordance with GAAP. Adjusted EBITDA, non-GAAP net loss, non-GAAP net loss per share and non-GAAP operating costs and expenses exclude preferred stock dividends, net income attributable to noncontrolling interests, share-based compensation expense, amortization of intangible assets purchased through acquisitions, amortization of discount and issuance costs related to the Company’s 2025 Notes, fair value adjustments on derivative instruments, gain on sale of Ctrack South Africa, costs related to the divestiture of Ctrack South Africa, loss on debt conversion and extinguishment relating to the Company’s 2025 Notes, and other non-recurring legal expenses. Adjusted EBITDA also excludes interest, taxes, depreciation and amortization (unrelated to acquisitions, the 2025 Notes), impairment of capitalized software, foreign exchange gains and losses, and other.

Adjusted EBITDA, non-GAAP net loss, non-GAAP net loss per share and non-GAAP operating costs and expenses are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. These non-GAAP financial measures have limitations as an analytical tool and are not intended to be used in isolation or as a substitute for operating expenses, net loss, net loss per share or any other performance measure determined in accordance with GAAP. We present these non-GAAP financial measures because we consider each to be an important supplemental measure of our performance.

Management uses these non-GAAP financial measures to make operational decisions, evaluate the Company’s performance, prepare forecasts and determine compensation. Further, management believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the Company’s performance when planning, forecasting and analyzing future periods. Share-based compensation expenses are expected to vary depending on the number of new incentive award grants issued to both current and new employees, the number of such grants forfeited by former employees, and changes in the Company’s stock price, stock market volatility, expected option term and risk-free interest rates, all of which are difficult to estimate. In calculating non-GAAP financial measures, management excludes certain non-cash and one-time items in order to facilitate comparability of the Company’s operating performance on a period-to-period basis because such expenses are not, in management’s view, related to the Company’s ongoing operating performance. Management uses this view of the Company’s operating performance for purposes of comparison with its business plan and individual operating budgets and in the allocation of resources.

The Company further believes that these non-GAAP financial measures are useful to investors in providing greater transparency to the information used by management in its operational decision-making. The Company believes that the use of these non-GAAP financial measures also facilitates a comparison of our underlying operating performance with that of other companies in our industry, which use similar non-GAAP financial measures to supplement their GAAP results.
In the future, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items in the presentation of our non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. The limitations of relying on non-GAAP financial measures include, but are not limited to, the fact that other companies, including other companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting their usefulness as a comparative tool.

Investors and potential investors are encouraged to review the reconciliation of our non-GAAP financial measures contained within this news release with our GAAP financial results.

Inseego Corp.
Media Contact:
Anette Gaven
+1 (619) 993-3058
Anette.Gaven@inseego.com
or
Investor Relations Contact:
Joo-Hun Kim
MKR Group
+1 (212) 868-6760
joohunkim@mkrir.com

INSEEGO CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net revenues:
IoT & Mobile Solutions	$66,214	$72,098	$217,984	$261,169
Enterprise SaaS Solutions	6,678	13,965	44,415	52,663
Total net revenues	72,892	86,063	262,399	313,832
Cost of net revenues:
IoT & Mobile Solutions	51,827	54,007	168,604	202,421
Enterprise SaaS Solutions	2,905	5,610	17,870	20,568
Total cost of net revenues	54,732	59,617	186,474	222,989
Gross profit	18,160	26,446	75,925	90,843
Operating costs and expenses:
Research and development	13,719	15,505	52,673	44,953
Sales and marketing	8,237	9,901	38,234	35,750
General and administrative	5,593	7,432	28,250	30,689
Amortization of purchased intangible assets	443	817	2,092	3,175
Impairment of capitalized software	—	1,410	1,197	1,410
Total operating costs and expenses	27,992	35,065	122,446	115,977
Operating loss	(9,832)	(8,619)	(46,521)	(25,134)
Other income (expense):
Gain on sale of Ctrack South Africa	—	—	5,262	—
Loss on debt conversion and extinguishment, net	—	—	(432)	(76,354)
Interest expense, net	(1,696)	(1,745)	(6,874)	(9,942)
Other income, net	554	(1,826)	845	992
Loss before income taxes	(10,974)	(12,190)	(47,720)	(110,438)
Income tax provision (benefit)	(254)	555	191	748
Net loss	(10,720)	(12,745)	(47,911)	(111,186)
Less: Net income attributable to noncontrolling interests	—	—	(214)	(29)
Net loss attributable to Inseego Corp.	(10,720)	(12,745)	(48,125)	(111,215)
Series E preferred stock dividends and deemed dividends from the preferred stock exchange	(647)	(848)	(4,243)	(2,904)
Net loss attributable to common stockholders	$(11,367)	$(13,593)	$(52,368)	$(114,119)
Per share data:
Net loss per common share:
Basic and diluted	$(0.11)	$(0.14)	$(0.51)	$(1.19)
Weighted-average shares used in computation of net loss per common share:
Basic and diluted	105,205,342	99,014,857	103,246,308	96,111,547

INSEEGO CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$46,474	$40,015
Restricted cash	3,338	—
Accounts receivable, net	26,781	29,940
Inventories	37,402	33,952
Prepaid expenses and other	13,624	10,201
Total current assets	127,619	114,108
Property, plant and equipment, net	8,102	13,699
Rental assets, net	4,575	6,109
Intangible assets, net	46,995	51,487
Goodwill	20,336	32,511
Right-of-use assets, net	7,839	9,092
Other assets	377	388
Total assets	$215,843	$227,394
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$48,577	$52,339
Accrued expenses and other current liabilities	26,253	23,373
Total current liabilities	74,830	75,712
Long-term liabilities:
2025 Notes, net	157,866	165,147
Deferred tax liabilities, net	852	4,505
Other long-term liabilities	7,149	9,929
Total liabilities	240,697	255,293
Commitments and contingencies
Stockholders’ deficit:
Preferred stock	—	—
Common stock	105	99
Additional paid-in capital	770,619	711,487
Accumulated other comprehensive loss	(8,531)	(6,972)
Accumulated deficit	(787,047)	(732,422)
Total stockholders’ deficit attributable to Inseego Corp.	(24,854)	(27,808)
Noncontrolling interests	—	(91)
Total stockholders’ deficit	(24,854)	(27,899)
Total liabilities and stockholders’ deficit	$215,843	$227,394

INSEEGO CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Cash flows from operating activities:
Net loss	$(10,720)	$(12,745)	$(47,911)	$(111,186)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	6,199	11,998	25,330	27,946
Fair value adjustment on derivative instrument	(391)	1,969	(3,826)	597
Provision for bad debts, net of recoveries	55	272	401	512
Impairment of capitalized software	—	1,410	1,197	1,410
Provision for excess and obsolete inventory	70	108	657	538
Share-based compensation expense	2,182	2,231	16,649	10,419
Amortization of debt discount and debt issuance costs	378	384	1,495	4,016
Loss on debt conversion and extinguishment, net	—	—	432	76,354
Gain on sale of Ctrack South Africa	—	—	(5,262)	—
Deferred income taxes	(228)	549	(53)	659
Other	(286)	617	286	667
Changes in assets and liabilities, net of effects of divestiture:
Accounts receivable	(3,982)	8,268	(1,148)	(10,797)
Inventories	(4,605)	(11,258)	(12,494)	(13,336)
Prepaid expenses and other assets	(2,273)	848	(844)	(3,070)
Accounts payable	4,098	1,917	(3,108)	27,087
Accrued expenses, income taxes, and other	(952)	(3,230)	2,987	8,234
Net cash (used in) provided by operating activities	(10,455)	3,338	(25,212)	20,050
Cash flows from investing activities:
Acquisition of noncontrolling interest	—	—	(116)	—
Purchases of property, plant and equipment	(629)	(652)	(4,928)	(5,736)
Proceeds from the sale of property, plant and equipment	195	65	1,338	392
Proceeds from sale of Ctrack South Africa, net of cash divested[1]	2,163	—	33,689	—
Additions to capitalized software development costs and purchases of intangible assets	(3,316)	(9,153)	(23,905)	(29,369)
Net cash provided by (used in) investing activities	(1,587)	(9,740)	6,078	(34,713)
Cash flows from financing activities:
Gross proceeds received from issuance of Series E preferred stock	—	—	—	25,000
Gross proceeds from the issuance of 2025 Notes	—	—	—	100,000
Payment of issuance costs related to 2025 Notes	—	(45)	—	(3,645)
Cash paid to investors in private exchange transactions	—	—	—	(32,062)
Payoff of term loan and related extinguishment costs	—	—	—	(48,830)
Repurchase of Series E preferred stock	—	—	—	(2,354)
Proceeds from the exercise of warrants to purchase common stock	—	—	—	1,861
Net borrowing of bank and overdraft facilities	(50)	(309)	265	(199)
Principal payments under finance lease obligations	(62)	(513)	(3,200)	(2,756)
Proceeds from a public offering, net of issuance costs	—	—	29,370	—
Proceeds from stock option exercises and employee stock purchase plan, net of taxes paid on vested restricted stock units	1,054	2,194	3,486	5,066
Net cash (used in) provided by financing activities	942	1,327	29,921	42,081
Effect of exchange rates on cash	(697)	3,096	(990)	523
Net increase in cash, cash equivalents and restricted cash	(11,797)	(1,979)	9,797	27,941
Cash, cash equivalents and restricted cash, beginning of period	61,609	41,994	40,015	12,074
Cash, cash equivalents and restricted cash, end of period	$49,812	$40,015	$49,812	$40,015
1The amount for the year ended December 31, 2021 is net of cash divested of $5.0 million.

INSEEGO CORP.
Reconciliation of GAAP Net Loss Attributable to Common Shareholders to Non-GAAP Net Loss
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31, 2021		Year Ended December 31, 2021
	Net Loss	Net Loss Per Share	Net Loss	Net Loss Per Share
GAAP net loss attributable to common shareholders	$(11,367)	$(0.11)	$(52,368)	$(0.51)
Adjustments:
Preferred stock dividends(a)	647	—	4,243	0.04
Net income attributable to noncontrolling interests(b)	—	—	214	—
Share-based compensation expense	2,182	0.03	16,649	0.17
Purchased intangibles amortization	527	—	3,366	0.03
Debt discount and issuance costs amortization(c)	378	—	1,495	0.02
Fair value adjustment on derivative instrument(d)	(391)	—	(3,826)	(0.04)
Gain on sale of Ctrack South Africa	—	—	(5,262)	(0.05)
Divestiture related costs(e)	—	—	2,237	0.02
Loss on debt conversion and extinguishment(f)	—	—	432	—
Other(g)	—	—	176	—
Non-GAAP net loss	$(8,024)	$(0.08)	$(32,644)	$(0.32)

(a)     Includes accrued dividends on Series E Preferred Stock and deemed dividend as part of preferred stock exchange.
(b)    Includes net income attributable to noncontrolling interests at Ctrack South Africa.
(c)    Includes the debt discount and issuance costs amortization related to the 2025 Notes.
(d)    Includes the fair value adjustment related to the Company’s interest make-whole derivative instrument.
(e)    Includes transaction costs directly related to the divestiture of Ctrack South Africa.
(f)    Includes the loss on debt conversion and extinguishment of the 2025 Notes.
(g)    Primarily includes non-recurring legal settlements.

See “Non-GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

INSEEGO CORP.
Reconciliation of GAAP Operating Costs and Expenses to Non-GAAP Operating Costs and Expenses
Three Months Ended December 31, 2021
(In thousands)
(Unaudited)

	GAAP	Share-based compensation expense	Purchased intangibles amortization	Non-GAAP
Cost of net revenues	$54,732	$240	$84	$54,408
Operating costs and expenses:
Research and development	13,719	447	—	13,272
Sales and marketing	8,237	543	—	7,694
General and administrative	5,593	952	—	4,641
Amortization of purchased intangible assets	443	—	443	—
Total operating costs and expenses	$27,992	$1,942	$443	$25,607
Total		$2,182	$527

See “Non-GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

INSEEGO CORP.
Reconciliation of GAAP Operating Costs and Expenses to Non-GAAP Operating Costs and Expenses
Twelve Months Ended December 31, 2021
(In thousands)
(Unaudited)

	GAAP	Share-based compensation expense	Purchased intangibles amortization	Non-recurring costs (a)	Non-GAAP
Cost of net revenues	$186,474	$2,469	$1,274	$—	$182,731
Operating costs and expenses:
Research and development	52,673	4,813	—	—	47,860
Sales and marketing	38,234	3,704	—	—	34,530
General and administrative	28,250	5,663	—	150	22,437
Amortization of purchased intangible assets	2,092	—	2,092	—	—
Impairment of purchased intangible assets	1,197	—	—	—	1,197
Total operating costs and expenses	$122,446	$14,180	$2,092	$150	$106,024
Total		$16,649	$3,366	$150

(a)    Includes non-recurring legal settlement costs.

See “Non-GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

INSEEGO CORP.
Reconciliation of GAAP Net Loss Attributable to Common Shareholders to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended December 31, 2021	Year Ended December 31, 2021
GAAP net loss attributable to common shareholders	$(11,367)	$(52,368)
Preferred stock dividends(a)	647	4,243
Income tax provision	(254)	191
Net income attributable to noncontrolling interests(b)	—	214
Depreciation and amortization	6,199	25,330
Share-based compensation expense	2,182	16,649
Fair value adjustment of derivative(c)	(391)	(3,826)
Gain on sale of Ctrack South Africa	—	(5,262)
Divestiture related costs(d)	—	2,540
Impairment of capitalized software(e)	—	1,197
Loss on debt conversion and extinguishment(f)	—	432
Interest expense, net(g)	1,696	6,874
Other(h)	118	924
Adjusted EBITDA	$(1,170)	$(2,862)

(a)    Includes accrued dividends on Series E Preferred Stock and deemed dividend as part of preferred stock exchange.
(b)    Includes net income attributable to non-controlling interests at Ctrack South Africa.
(c)    Includes the fair value adjustment related to the Company’s interest make-whole derivative instrument.
(d)    Includes transaction costs directly related to the divestiture of Ctrack South Africa.
(e)    Includes impairment charges related to abandoned internal-use software.
(f)    Includes the loss on debt conversion and extinguishment of the 2025 Notes.
(g)    Includes interest expense including debt discount and issuance costs amortization related to the 2025 Notes.
(h)    Includes non-recurring legal settlement and foreign exchange gains and losses.

See “Non-GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

INSEEGO CORP.
Quarterly Net Revenues by Product Grouping
(In thousands)
(Unaudited)

	Three Months Ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
IoT & Mobile Solutions	$66,214	$56,975	$51,836	$42,959	$72,098
Enterprise SaaS Solutions	6,678	9,242	13,857	14,638	13,965
Total net revenues	$72,892	$66,217	$65,693	$57,597	$86,063